Exhibit 10.14

March 12, 2007

National Securities Corporation
875 N. Michigan Avenue, Suite 1560
Chicago, IL 60611

Ladies and Gentlemen:

This letter is being delivered to you in connection with the Placement Agency Agreement (the “Placement Agency Agreement”), between Redpoint Bio Corporation, a Delaware corporation (the “Company”), and National Securities Corporation and Brean Murray, Carret & Co. (collectively, the “Placement Agent”) relating to the private offering of up to $28,000,000 (the “Offering”) of Units, each comprised of one (1) share of common stock of the Company (the “Common Stock”) and a three-year warrant to buy 25% of the number of shares of Common Stock purchased with a cash exercise price of $3.75 per share, and which Units are being offered at a purchase price of $2.25 per Unit to “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended, pursuant to the Private Placement Memorandum dated December 4, 2006, and all exhibits and supplements thereto, up to the date hereof (the “Memorandum”).  All capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Placement Agency Agreement.  All share numbers and share prices set forth herein do not give effect to the Merger Agreement by and among the Company, on the one hand, and Robcor Properties, Inc., a publicly traded Florida corporation (“Robcor”), Robcor Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Robcor, Robcor, LLC, a Kentucky limited liability company and wholly-owned subsidiary of Robcor and Halter Financial Investments, L.P., a Texas limited partnership and Michael Heitz, as stockholders of Robcor, on the other hand.

As a condition of the consummation of the Offering, the undersigned hereby agrees that the undersigned or its assigns will not, during the period beginning as of the date hereof and ending one hundred eighty (180) days after the effective date of the “resale” registration statement registering the shares of common stock underlying the securities comprising the Units (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or Pubco held by the undersigned or any securities convertible into or exercisable or exchangeable for Common Stock or; (2) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities of the Company or Pubco which are substantially similar to the Common Stock (collectively, the “Lock-Up Securities”).  The Lock-Up Securities shall not include any securities of Pubco issued to the undersigned in the Offering.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Placement Agent, provided that (1) the Placement Agent receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                                                      as a bona fide gift or gifts;

(ii)                                                   to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii)                                                as a distribution to limited partners or stockholders of the undersigned; or

(iv)                                               to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company or Pubco purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales, in each case (i) or (ii) above within one (1) week of such sale.

For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

If at anytime any of the persons who are entering into similar lock-up agreements (the “Lock-Up Parties”) are released from their respective agreement, then each of the Lock-Up Parties shall also be released from such agreements at such time on a pro-rata basis.

If the Company notifies the Placement Agent in writing (i) that the Company does not intend to proceed with the Merger or the Offering, or (ii) that the Placement Agency Agreement has been terminated (for any reason) prior to the Termination Date, this lock-up agreement shall be terminated, and the undersigned shall be released from its obligations hereunder.  Notwithstanding the foregoing, this lock-up agreement shall terminate if the Offering is not consummated by April 6, 2007.

[Signature page immediately follows]

Yours very truly,

Name:
Address:

SIGNATURE PAGE TO LOCKUP AGREEMENT